Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No 2 to the Registration Statement on Form F-1 of Naked Brand Group Limited of our report dated June 29, 2018 relating to the financial statements of Bendon Limited, which appears in Naked Brand Group Limited’s Annual Report on Form 20-F for the year ended January 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Sydney, Australia

August 10, 2018